CHINA INSONLINE CORP. COMMENCES A NATIONWIDE ROAD SHOW
The Company will hold a series of investor presentations in New York City, Florida and California on April 15th-25th

BEIJING, April 14, 2008 - China INSOnline Corp. (OTC BB: CHIO) (the “Company”), an integrated licensed insurance services provider operating a leading industry web portal www.soobao.cn in The People’s Republic of China, announced today that it has commenced a corporate road show in the U.S. organized by Alan Stone & Company LLC. The Company will provide the Wall Street investment community with an overview of recent accomplishments and growth plans in a series of presentations in New York City, Florida and California.

The Company, represented by three members of senior management and board of directors - Mrs. Junjun Xu, Chief Executive Officer, Mr. Zhenyu Wang, Chairman of the Board, and Mr. Hon Man Yun, Chief Operating Officer and Treasurer on their first trip to the U.S., will hold investor meetings at various venues in New York on April 15th-16th, in Miami, West Palm Beach and Boca Raton on April 18th-21st, and in Newport Beach, Irvine, Beverly Hills and San Francisco on April 22nd-25th. The management will also be available for one-on-one meetings with analysts, portfolio managers, investment bankers, brokers and other members of the investment community. Please contact Alan Stone & Company LLC representatives for scheduling details.

Mrs. Junjun Xu, Chief Executive Officer of China INSOnline Corp. stated, “Coming on the heels of our successful reverse merger transaction in December 2007, we have undertaken intensified efforts to outline our business strategy, acquisition plans, financing opportunities and rapid growth potential to members of the investment community. Starting with road show presentations in New York City this week, we look forward to continue our extensive visibility campaign communicating our story in Florida and California later in the month. Our new powerpoint presentation is available at our website homepage.”

About China INSOnline Corp.:

China INSOnline Corp., incorporated in Delaware and headquartered in Beijing, is a rapidly growing licensed insurance agency in The People’s Republic of China. Representing major insurance underwriting firms in China, the Company offers online automobile, property and life insurance services through its industry web portal, www.soobao.cn. The Company’s online platform also provides consumers, agents and insurance companies with online transaction capabilities, advertising, online inquiry, news circulation, statistical analysis and software development services.

About Alan Stone & Company LLC:

Alan Stone & Company LLC (ASC) is one of the leading nationwide investor relations firm with offices in New York City, Los Angeles, and Palm Beach, FL. With a very strong team of senior level associates, ASC has an impressive track record of enhancing shareholder value and attracting investment capital for its publicly traded small-cap clients. ASC’s Managing Director, Alan Stone, was formerly a securities analyst and assistant portfolio manager at Merrill Lynch Asset Management and an investment analyst at Prudential Insurance Company's Capital Markets Group. Mr. Stone was also an investment banker and portfolio manager with Ladenburg, Thalmann & Co. (AMEX: LTS) prior to founding ASC. For more information on ASC, please visit www.AlanStone.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

No securities regulatory authority has either approved or disapproved the contents of this news release.

Contact:

Alan Stone & Company LLC
Alan Stone, Managing Director
(212) 521-4102
astone@alanstone.com
www.AlanStone.com

John Keffalas, Senior Associate
(310) 444-3940

Art Lieberman, Senior Associate
(561) 357-3094